Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(3)	457(o)	$—	$—	$—	—	$—
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share(4)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Depositary Shares(5)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities(6)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants(7)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units(8)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf(1)	(1)	457(o)	—	—	$150,000,000	0.00011020	$16,530

	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							—
	Total Fee Offsets							16,530
	Net Fee Due							$0	(9)

(1)	The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, depositary shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.

(6)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(7)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(9)

Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the registrant’s (i) Form S-3 Registration Statement, filed with the Commission on September 1, 2017 (SEC File No. 333-220312), registering securities for a maximum aggregate offering price of $150,000,000 (the “2017 Registration Statement”) and (ii) Form S-3 Registration Statement, filed with the Commission on September 1, 2016 (SEC File No. 333-313440), registering securities for a maximum aggregate offering price of $50,000,000 (the “2016 Registration Statement” and together with the 2017 Registration Statement, the “Prior Registration Statement”). The associated filing fee for the securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.